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                                                                    EXHIBIT 16.1

                       [LETTERHEAD OF COOPERS & LYBRAND]

August 20, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Pocket Communications, Inc. (copy attached) in response to Item 11(i) of Form S-1 contained under the caption of "Other Matters" which we understand will be filed with the Commission. We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

/s/  COOPERS & LYBRAND LLP

Coopers & Lybrand L.L.P.